EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration	Description of Registration Statement
333-240206	Form S-8 – Stoneridge, Inc. 2016 Long-Term Incentive Plan, As Amended
333-190395	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan,
333-172002	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan,
333-149436	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan,
333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan,
333-219648	Form S-8 – Stoneridge, Inc. Deferred Compensation Plan,
333-212867	Form S-8 – Stoneridge, Inc. 2016 Long-Term Incentive Plan, and
333-226505	Form S-8 – Stoneridge, Inc. 2018 Amended and Restated Directors’ Restricted Shares Plan;

of our reports dated February 24, 2021, with respect to the consolidated financial statements and financial statement schedule of Stoneridge, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Stoneridge, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Stoneridge, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Detroit, Michigan

February 24, 2021